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                                                                       Exhibit 5

(513) 651-6800
                                                                October 13, 1998



Cincinnati Bell Inc.
201 East Fourth Street
Cincinnati, Ohio 45202

Cincinnati Bell Telephone Company
201 East Fourth Street
Cincinnati, Ohio 45202

Ladies and Gentlemen:

         Referring to the Registration Statement which Cincinnati Bell Inc. ("CBI") and Cincinnati Bell Telephone Company ("CBT") intend to file on or about October 13, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to the $350,000,000 principal amount of CBI's debt securities (the "Debt Securities"), to be issued under an Indenture (the "CBI Indenture") between CBI and The Bank of New York, Trustee, and CBT's guaranteed debt securities (the "Guaranteed Debt Securities") and CBI's guarantees thereof (the "Guarantees"), to be issued under an Indenture (the "CBT Indenture") among CBT, CBI and The Bank of New York, Trustee, we are of the opinion that:

                  (1) The execution and delivery of the CBI Indenture by CBI, when completed as set forth in paragraph 2 below, and the issuance of the Debt Securities have been duly authorized by the appropriate corporate actions of CBI. The execution and delivery of the CBT Indenture by CBT and CBI, when completed as set forth in paragraph 2 below, and the issuance of the Guaranteed Debt Securities and Guarantees have been duly authorized by the appropriate corporate actions of CBT and CBI.

                  (2) The CBI Indenture, when the final terms for the Debt Securities have been determined and when it has been duly authorized, executed and delivered by each of the parties thereto, will be a valid and binding agreement of CBI in accordance with its terms. The CBT Indenture, when the final terms for the Guaranteed Debt Securities have been determined and when it has been duly authorized, executed and delivered by each of the parties thereto, will be a valid and binding agreement of CBI and CBT in accordance with its terms, provided



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that at such time all required orders authorizing the issuance and sale of the
Guaranteed Debt Securities have been issued by the appropriate state regulatory agencies and are still in effect.

                  (3) If the provisions of paragraph (2), above, relating to the CBI Indenture have been fully complied with, the Debt Securities, when paid for and when duly executed, authenticated and delivered in accordance with the provisions of the CBI Indenture, will be valid and binding obligations of CBI, in accordance with their terms and entitled to the benefits of the CBI Indenture. If the provisions of paragraph (2), above, relating to the CBT Indenture have been fully complied with, the Guaranteed Debt Securities and the Guarantees, when paid for and when duly executed, authenticated and delivered in accordance with the provisions of the CBT Indenture, will be valid and binding obligations of CBT and CBI, respectively, in accordance with their terms and entitled to the benefits of the CBT Indenture.

         This opinion is qualified to the extent that the enforceability of the CBI Indenture, CBT Indenture, the Debt Securities, the Guaranteed Debt Securities and the Guarantees are subject to (i) applicable bankruptcy, insolvency, reorganization or other laws in effect from time to time relating to or affecting the rights of creditors generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) the effect of the federal or state securities laws on the enforceability of provisions relating to indemnification or contribution.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above. We also consent to the use of our name in the related prospectus under the heading "Legal Opinions".



                                                          Very truly yours,


                                                          /s/ Frost & Jacobs LLP